UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Jingwei International Limited
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JINGWEI INTERNATIONAL LIMITED

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 1, 2011

TO THE STOCKHOLDERS OF Jingwei International Limited:

The Annual Meeting of the stockholders of Jingwei International Limited, a Nevada corporation (“Company”), will be held on July 1, 2011, at 9:00 a.m.(local time), at executive offices of the Company at 7th floor, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, 518057, People's Republic of China, for the following purposes:

1.	To elect five directors, consisting of George Du, Rick Luk, Corla Chen, Jason Chen and Lily Sun, to hold office until the next annual meeting and until their successors are elected and qualified;

2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP, independent public accountants, as the auditor of the Company for the year 2011;

3.
To approve an amendment to the Company’s  2008 Omnibus Securities and Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan to 2,800,000 shares; and

4.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

Stockholders of record of the Company’s common stock at the close of business on May 12, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. If you received this proxy statement in the mail, a return envelope is enclosed for your convenience.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE VOTE ON THE INTERNET. IF THIS PROXY STATEMENT WAS MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO ATTEND THE MEETING TO VOTE IN PERSON.

By Order of the Board of Directors,

/s/ George Du
George Du
Chairman of the Board of Directors

JINGWEI INTERNATIONAL LIMITED

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on July 1, 2011

INTRODUCTION

Your proxy is solicited by the Board of Directors of Jingwei International Limited, a Nevada corporation (the “Company,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders to be held on July 1, 2011, at 9:00 a.m.(local time) Beijing Standard Time, which is the equivalent to June 30, 2011 at 9:00 p.m. U.S. Eastern Standard Time (the “Annual Meeting”), at executive offices of the Company at 7th floor, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, 518057, People's Republic of China, for the following purposes:

1.	To elect five directors, consisting of George Du, Rick Luk, Corla Chen, Jason Chen and Lily Sun, to hold office until the next annual meeting and until their successors are elected and qualified;

2.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP, independent public accountants, as the auditor of the Company for the year 2011;

3.
To approve an amendment to the Company’s  2008 Omnibus Securities and Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan to 2,800,000 shares; and

4.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The Board of Directors set May 12, 2011 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”), who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, PRC 518057.

On or about May 20, 2011, the Company shall mail to all stockholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, proxy card and Annual Report on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 20,452,634 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters presented at the Annual Meeting.

How do I vote by proxy?

If you have received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

What if I received a Notice of Availability of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

If you received a Notice by mail, you may vote by proxy over the Internet by going to www.proxyvote.com to complete an electronic proxy card.

If you vote by proxy, your vote must be received by 5:00 p.m. U.S. Eastern Standard Time on June 30, 2011 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

•	by submitting written notice revoking your proxy card to the Secretary of the Company;

•	by submitting another proxy via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the Annual Meeting.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card or vote by proxy on the Internet to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote in person or by proxy either sign and return their proxy cards, submit their proxy on the Internet, or attend the meeting. If you sign and return your proxy card, or submit your proxy on the Internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting.

Proposals 2 and 3 shall be approved upon the vote of a majority of shares present in person or represented by proxy at the meeting.

Brokers holding shares of the Common Stock in street name who do not receive instructions from the beneficial owners of those shares are entitled to vote on “routine” proposals such as the ratification of the Company’s independent auditors. Abstentions and broker non-votes have no effect on the proposal being voted upon.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials and posting them on the Internet, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock, as of the record date of the meeting, by each of Company’s directors and executive officers; all executive officers and directors as a group, and each person known to Company to own beneficially more than 5% of Company’s Common Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares (1)

George (Jianguo) Du	8,396,110	41.1%
Rick Luk	81,693	*
Yong Xu	36,175	*
Corla Chen	—	*
Jason Chen	—	*
Lily Sun	—	*
Ruizhi Cao	1,095,723	5.4%
Lin Song	1,095,722	5.4%
Guilan Wang	1,095,722	5.4%
All Directors, Executive Officers and Director Nominees, as a group (6 persons)	8,513,978	41.3%

*	Less than 1% of the outstanding common stock.
(1)	Calculated on the basis of 20,452,634 shares of our common stock outstanding as of May 12, 2011.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board of Directors has nominated five (5) persons identified below for election as directors, to serve until the next annual meeting and their successors have been elected and qualified If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since
George Du	46	Chairman of the Board of Director and Interim Chief Executive Officer	May 2007
Rick Luk	60	Director	October 2009
Corla Chen	40	Director	May 2007
Jason Chen	45	Director	May 2007
Lily Sun	32	Director	May 2007

George (Jianguo) Du, Chairman, President and General Manager and Interim Chief Executive Officer

Mr. Du has been President, General Manager and Chairman of the Board of Directors since the May 16, 2007. Prior to that date, Mr. Du served as Chairman of the Board of Directors at Jingwei BVI from its inception in 2001. Mr. Du began his career as an engineer at the Shanghai 710 Research Institute (the “Institute”) in 1987 and later became the youngest Deputy Director of the Institute and General Manager of one of its subsidiaries in 1991. In 1993, Mr. Du founded Shenzhen Yulong Communications with fellow researcher, Mr. Guo Deying, to provide mobile paging software systems in China. In 1999, Shenzhen Yulong Communications split into two entities: Jingwei Communication and China Wireless Technologies Limited. In December 2004, China Wireless Technologies Limited was listed on the Hong Kong Stock Exchange (ticker: 2369), and subsequently, Mr. Du became the Chairman of Jingwei Communication. Mr. Du received his B.S. in Precision Instruments from Shanghai Jiaotong University in 1987 and a special M.B.A. from the joint program conducted by Duke University and Peking University in 2004.

Rick Luk, Director

Mr. Luk was appointed as Chief Executive Officer and Director in October 2009. He resigned as Chief Executive Officer effective May 1, 2011.  He was a former executive of AT&T, and served as President and General Manager of Shanghai Symphony Telecom (SST), a joint venture between AT&T and its local partners, from 2001 to 2004.  He has led the company from its start-up status onto a profitable growth path.  After AT&T, Rick took an extended leave to spend time with his family, before joined SinoTel Limited, an Australian VC company, as CEO in 2005. At SinoTel, Rick steered a companywide restructuring to shift its business focus on mobile value-added services, orchestrated a successful business turnaround, and helped raise funds for the company. In his early career, Rick held various senior executive positions in Compaq Computer from 1999 to 2001 and Nortel Networks from 1973 to 1999 in both North America and Asia. Mr. Luk holds a B.S.E.E. degree from the University of Michigan in Ann Arbor, USA and an MS degree from the University of Waterloo in Canada.

Corla Chen, Director

Ms. Chen joined Jingwei as a director in 2007. Since 2004, Ms. Chen has been the General Manager of Motion Telecom Holdings Ltd. She was the Secretary of the Board of Directors of Motion Telecom Holdings Ltd. from 2003 to 2004. Ms. Chen received her I.M.B.A. from Peking University in Business Administration in 2004 and received her B.A. in English from Chengdu University in 1991.

Jason Chen, Director

Mr. Chen joined Jingwei as a director in 2007. Mr. Chen is currently the founder and chairman of Guangdong Photar Real Estate Development Co., LTD. Prior to this, he was the founder and Chairman of the former China Photar Electronics Group Limited, a company previously listed in the Hong Kong stock exchange. Mr. Chen is the People’s Representative for Heyuan City in the Guangdong province. Mr. Chen received his B.A. in Chinese from Shenzhen University in 1998 and his Masters Degree in Administration Management from Shenzhen University in 2003.

Lily Sun, Director

Ms. Sun joined Jingwei as a director in 2007. Ms. Sun has been a Vice President at Photar International Investment since 2004. Prior to joining Photar International Investment, Ms. Sun was the Sales Director at Shenzhen Modern Computing Limited from 2001 to 2004. From 1999 to 2001, Ms. Sun was a Sales Manager at Yulong Communications. Ms. Sun received her B.S. in Technology Management from Wuhan Technology Institute in 1999.

The Board of Directors has determined that Corla Chen, Jason Chen, and Lily Sun are independent under Rule 5605(a)(2) of the NASDAQ Listing Rules.

Family Relationships

There are no family relationships among our executive officers, directors and significant employees

Involvement in Certain Legal Proceedings

To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past ten years.

Board Operations

One person holds the positions of principal executive officer and chairman of the Board of Company.  The board has not designated a lead director.  Given the limited number of directors comprising the board, the independent directors call and plan their executive sessions collaboratively and, between board meetings, communicate with management and one another directly.  In the circumstances, the directors believe that formalizing in a lead director functions in which they all participate might detract from rather than enhance performance of their responsibilities as directors.

The Board plays an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks.

The Board of Directors held 12 meetings and entered into 7 written consents during 2010. During 2010, no director attended fewer than 75% of the meetings of the Board of Directors and Board committees of which the director was a member.

Board Committees and Meetings

Board of Directors

We have five members serving on our Board, a majority of which are considered “independent directors” as defined under NASDAQ Marketplace Rules. All actions of the Board require the approval of either a majority of the directors in attendance at a meeting, duly called and noticed, at which a quorum is present or the unanimous written consent of all of the members of the Board.

It is the policy of the Board that all directors should attend the annual meetings in person or by teleconference.

Board Committees

The Board has an audit committee, a nominating governance committee and a compensation committee.  Each committee has a charter, which is available at the Company’s website: www.jingweicom.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The audit committee operates under a written charter. The Audit Committee held 4 meetings during 2010 and acted by written consent 1 time.

The members of the Audit Committee are Corla Chen, Jason Chen and Lily Sun. The Board has determined that Corla Chen  is an audit committee financial expert, as defined in SEC rules.

Audit Committee Report

With respect to the audit of Company’s financial statements for the year ended December 31, 2010, the Audit Committee

•	has reviewed and discussed the audited financial statements with management;

•
has discussed with Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2010.

Corla Chen, Chairman
Jason Chen
Lily Sun

Nominating Committee

The purpose of the nominating and corporate governance committee is to assist the Board in identifying qualified individuals to become members of our Board, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. Corla Chen, Jason Chen and Lily Sun are members of the Nominating Committee. The Nominating Committee operates under a written charter. Mr. Chen is the Chairman of Nominating Committee. The Nominating Committee held 4 meetings during 2010.

The Nominating Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating Committee at the following address: Nominating Committee of the Board of Directors, c/o Jingwei International Limited., Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, PRC 518057. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating Committee, and/or any other method the Nominating Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation

Compensation Committee

The compensation committee is responsible for (a) reviewing and providing recommendations to the Board on matters relating to employee compensation and benefit plans, and (b) assisting the Board in determining the compensation of the chief executive officer and making recommendations to the Board with respect to the compensation of the chief financial officer, other executive officers of the Company and independent directors. Corla Chen, Jason Chen and Lily Sun are members of the Compensation Committee. The Compensation Committee operates under a written charter. Ms. Sun is the Chairman of Compensation Committee. The Compensation Committee held 4 meetings during 2010 and acted by written consent 4 times.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Stockholder Communications

Stockholders can mail communications to the Board of Directors, c/o Secretary, Jingwei International Limited, Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park, Nanshan District, Shenzhen, PRC 518057, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company. Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2010, all such reports were filed timely, except that a Form 3 for Yong Xu and a Form 4 for Rick Luk were filed late.

Executive Compensation

Information concerning executive officer and director compensation is set forth under Item 11, Executive Compensation, of the Company’s 2010 Form 10-K, beginning on page 43, and is incorporated into this Proxy Statement by reference thereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Marcum Bernstein & Pinchuk LLP (“MarcumBP”)as independent accountants for fiscal 2011, subject to the ratification by stockholders. Representatives of  MarcumBP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire. If stockholders fail to ratify the appointment, or, if before the next Annual Meeting, MarcumBP declines or the Audit Committee terminates the engagement, or MarcumBP otherwise becomes unable to serve, the Audit Committee will appoint other independent accountants whose selection for any period subsequent to the next Annual Meeting year will be subject to stockholder ratification.

The practice of Bernstein & Pinchuk LLP (“B&P”), the former independent registered public accounting firm of Jingwei International Limited (the “Company”), entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP (“MarcumBP”) in a transaction pursuant to which B&P merged its China operations into Marcum BP and certain of the professional staff of B&P joined MarcumBP as employees of MarcumBP (the “Merger”). Accordingly, and solely as a result of the Merger, effective April 18, 2011 (the “Resignation Date”), B&P effectively resigned as the Company's independent registered public accounting firm and MarcumBP became the Company's independent registered public accounting firm. This change in the Company's independent registered public accounting firm was ratified by the Audit Committee of the Company's Board of Directors on April 22, 2011.

During the Company’s two most recent fiscal years and through the Resignation Date, there were no disagreements with B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to B&P’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such periods. During the Company’s two most recent fiscal years and through the Resignation Date, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The principal accountant's reports of B&P on the financial statements of the Company as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The company received a letter from B&P addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company with respect to B&P in its Current Report on Form 8-K filed on April 22, 2011.

During the Company’s two most recent fiscal years and through the Resignation Date, the Company did not consult with MarcumBP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Services and Fees of Independent Accountants

The aggregate fees billed to the Company by B&P during the last two fiscal years were as follows:

Fees	2009		2010
Audit Fees		$228,000		$217,094
Audit Related Fees		$20,275		$5,796
Tax Fees	$	None		$10,735
All Other Fees	$	None	$	None
Total		$248,275		$233,625

Audit-Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters. We incurred these fees in connection with registration statements, financing, and acquisition transaction.

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by B&P for tax compliance, tax advice and tax planning were nil in 2009 and $10,735 in 2010.

All Other Fees

There are no other fees to disclose.

Pre-Approval of Services

The Audit Committee appoints the independent accountant each year and pre-approves the audit services. The Audit Committee chair is authorized to pre-approve specified non-audit services for fees not exceeding specified amounts, if he promptly advises the other Audit Committee members of such approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

PROPOSAL 3

APPROVAL OF THE AMENDMENT OF THE JINGWEI INTERNATIONAL LIMITED 2008 OMNIBUS
SECURITIES AND INCENTIVE PLAN

At the annual meeting, the stockholders are being asked to approve an amendment to the Jingwei International Limited 2008 Omnibus Securities and Incentive Plan (the “2008 Plan”) to increase and fix the number of shares of the Company’s Common Stock reserved for issuance under the 2008 Plan to 2,800,000 shares, a copy of which is attached hereto as Exhibit A. The 2008 Plan was adopted by the board of directors on March 18, 2007.

The following table sets forth aggregate information regarding the Company’s equity compensation plans, including individual compensation arrangements, in effect as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options	Weighted - average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders	784,950	$3.22	15,050
Total	784,950	$3.22	15,050

As of the date of this proxy statement 800,000 shares have been authorized by the board of directors for issuance under the 2008 Plan.

The Jingwei International Limited 2008 Omnibus Securities and Incentive Plan

Administration. The 2008 Plan is administered by the compensation committee of the board of directors, which consists of two or more members of the board of directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has the sole authority, subject to the express limits of the 2008 Plan, to determine which directors, employees and independent contractors are to be granted an award under the 2008 Plan, the type of award to be granted, the terms and conditions of each award, the number of shares of common stock subject to each award, the exercise price of each award which is a stock option and the base price of each award which is a stock appreciation right, the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock, and to determine any required tax withholdings. The compensation committee may amend or modify any outstanding award, provided that the participant’s consent to such action is required if the action would materially and adversely impair the rights or entitlements of the participant.  The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2008 Plan.

Grant of Awards; Shares Available for Awards. The 2008 Plan provides for the grant of stock options, restricted stock awards, unrestricted stock awards, performance share awards, distribution equivalent right awards, and stock appreciation rights in an amount equal to 800,000 shares of common stock, to directors, officers, employees and independent contractors of the Company or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2008 Plan.

Currently, there are 41 employees and directors who would be entitled to receive stock options and/or restricted shares under the 2008 Plan. Future new hires and additional consultants would be eligible to participate in the 2008 Plan as well. The number of stock options and/or restricted shares to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or restricted shares is dependent upon various factors such as hiring requirements and job performance.

Stock Options. Stock options granted under the 2008 Plan may be either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special United States federal income tax treatment under the United States Internal Revenue Code, or “nonqualified stock options” (“NQSOs”). Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price of a stock option may not be less than the fair market value of a share of the underlying common stock on the date of grant of the stock option and the term of the stock option my not exceed 10 years (110% of such value and 5 years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of the Company or a parent or subsidiary of the Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of Common Stock covered by ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Restricted Stock Awards. A restricted stock award under the 2008 Plan is a grant or sale of common stock to the participant, subject to the Company’s right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to the Company.

Unrestricted Stock Awards. An unrestricted stock award under the 2008 Plan is a grant or sale of the Company’s common stock to the participant that is not subject to transfer, forfeiture or other restrictions.

Performance Shares or Performance Unit Awards. Performance share or performance unit awards awarded under the 2008 Plan entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Distribution Equivalent Right Awards. A distribution equivalent right award under the 2008 Plan entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of the common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded under the 2008 Plan as a component of another award, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.

Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or common stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2008 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only upon surrender of the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the common stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Change-of-Control Provisions. In connection with the grant of an award under the 2008 Plan, the compensation committee may provide that, in the event of a “change of control” (as defined in the 2008 Plan), any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Board of Directors may amend, suspend or terminate the 2008 Plan, but neither the termination nor any amendment may adversely and materially affect or impair the rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2008 Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

Certain Federal Income Tax Consequences of the 2008 Plan

The following is a general summary of the United States federal income tax consequences to the Company and to participants in the 2008 Plan who are individual citizens or residents of the United States for United States federal income tax purposes (“U.S. Participants”) under current tax law of stock options, stock appreciation rights, restricted stock, performance shares, performance units, dividend equivalent rights and unrestricted stock awards. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of the Company to deduct the amounts for United States federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of common stock.  For purposes of this summary, it is assumed that U.S. Participants will hold their shares of common stock received under the 2008 Plan as capital assets within the meaning of Section 1221 of the Code.  In addition, this summary does not address the non-U.S., state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2008 Plan, or shares of common stock issued pursuant thereto.  Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2008 Plan or shares of common stock issued thereto pursuant to the 2008 Plan.

A U.S. Participant generally does not recognize taxable income upon the grant thereto of a U.S. NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock acquired over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount on the date of exercise. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of an ISO, the U.S. Participant generally does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company is not be entitled to a deduction. However, if the U.S. Participant disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount.

In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the U.S. Participant's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a U.S. Participant is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the participant's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

A U.S. Participant generally does not recognize taxable income upon the grant of an SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR in the amount equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize taxable income on the receipt of a performance shares award, performance units award, unrestricted stock award or dividend equivalents right award until a cash payment or a distribution of shares is received thereby. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of the payment received and/or the excess, if any, of the fair market value of such shares received over any amount paid for the shares thereby, and the Company is generally entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares received at the time the restriction lapses over any amount paid thereby for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of the shares received at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income is required to be included by the U.S. Participant.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE
AMENDMENT OF THE 2008 PLAN.

OTHER INFORMATION

Important Notice Regarding Availability of Proxy Materials

Under new rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and the Company’s Annual Report available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

Stockholders' Proposals for Next Annual Meeting

A stockholder of record may present a proposal for action at the Annual Meeting provided that we receive such proposal at our executive office no later than March 31, 2012. We anticipate that the 2012 Annual Meeting will be held in the second fiscal quarter of 2012. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before March 31, 2012.

Other Business

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Where You Can Find More Information

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at www.sec.gov. The Company’s Annual Report on Form 10-K is available on our website at www.jingweicom.com.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 12, 2011. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ George Du
George Du
Chairman of the Board of Directors

Dated: May 20, 2011

EXHIBIT “A”

AMENDMENT TO THE
JINGWEI INTERNATIONAL LIMITED
2008 OMNIBUS SECURITIES AND INCENTIVE PLAN

Amendment Number 1

WHEREAS, Jingwei International Limited, a Nevada corporation (the “Company”), maintains the Jingwei International Limited 2008 Omnibus Securities and Incentive Plan (the “Plan”);

WHEREAS, Article XV of the Plan provides that the Company’s Board of Directors (the “Board”) shall have the right to alter or amend the Plan or any part of the Plan from time to time (subject in certain cases to stockholder approval and/or Plan award holder consent requirements, all of which are inapplicable to this Amendment Number 1); and

WHEREAS, the Board now desires to amend Section 5.1 of the Plan, to increase the aggregate number of shares of the Company’s common stock that may be issued pursuant to Plan awards;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST:  Effective July 1, 2011, Section 5.1 of the Plan is hereby amended by replacing “EIGHT HUNDRED THOUSAND (800,000) shares” as it heretofore appeared therein with “TWO MILLION EIGHT HUNDRED THOUSAND (2,800,000) shares”.

SECOND:  Except to the extent hereinabove provided, the Plan shall remain in full force and effect without further change or modification.

IN WITNESS WHEREOF, this Amendment Number 1 to the Plan is hereby adopted on behalf of the Company by the Board.

ATTEST:		JINGWEI INTERNATIONAL LIMITED

By:
Date			Date
Its:
Chairman, Compensation Committee

JINGWEI INTERNATIONAL LIMITED
ATTN:SUSIE L. KIM.ESQ
345 PARK AVENUE
NEW YORK, NY 10154

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 George Du 02 Rick Luk 03 Carla Chen 04 Jason Chen 05 Lily Sun

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000109208_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

JINGWEI INTERNATIONAL LIMITED
Annual Meeting of Shareholders
TO BE HELD ON July 1, 2011
This proxy is solicited on behalf of the Board of Directors

George Du and Yong Xu, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of Jingwei International Limited that the undersigned would be entitled to vote, if personally present, at the 2011 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

0000109208_2 R1.0.0.11699

Continued and to be signed on reverse side